Exhibit 10.9
Astec Industries Inc.

RESTRICTED STOCK UNIT AWARD CERTIFICATE

Non-transferable

G R A N T T O

_______________ ________________
(“Grantee”)

by Astec Industries, Inc. (the “Company”) of Restricted Stock Units (the “Units”) representing the right to receive, on a one-for-one basis, shares of the Company’s $0.20 par value common stock (“Shares”), pursuant to and subject to the provisions of the Astec Industries, Inc. 2025 Equity Incentive Plan (the “Plan”) and to the terms and conditions set forth on the following pages of this award certificate (this “Certificate”).

The number of Units subject to this award is _____ (the “Award”).

Unless vesting is accelerated as provided in Section 2 of the Terms and Conditions or otherwise in the discretion of the Committee, the Units shall vest (become non-forfeitable) in accordance with the following schedule, subject to Grantee’s Continuous Service on each vesting date:

Vesting Date	Percent of Units Vesting
33%
33%
34%

By accepting this award, Grantee shall be deemed to have agreed to the terms and conditions of this Certificate and the Plan.

IN WITNESS WHEREOF, Astec Industries Inc., acting by and through its duly authorized officers, has caused this Certificate to be executed as of the Grant Date.

ASTEC INDUSTRIES, INC. By: ____________________________________________ Its: Authorized Representative	Grant Date: Accepted by Grantee: _______________________________

LEGAL02/45455677v2

TERMS AND CONDITIONS

1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

2. Vesting of Units. The Units will be credited to a bookkeeping account on behalf of Grantee as soon as practicable. Subject to either Grantee’s Continuous Service or Grantee’s Retirement (as defined below) prior to the final Vesting Date, the Units will vest and become non-forfeitable as to the percentages of the Units specified on the cover page hereof, on the respective dates specified on the cover page hereof; or, as to all of the Units, earlier upon (i) Grantee’s termination of employment due to death or Disability (ii) a Change in Control, unless the Units are assumed by the surviving or acquiring entity or otherwise equitably converted or substituted in connection with the Change in Control, or (iii) if the Units are assumed by the surviving or acquiring entity or otherwise equitably converted or substituted in connection with a Change in Control, the termination of Grantee’s employment by the Company (or the surviving or acquiring entity) without Cause (or Grantee’s resignation for Good Reason, as provided in any employment, severance or similar agreement between Grantee and the Company or an Affiliate) within one year after the effective date of the Change in Control (the “Vesting Date”). If Grantee’s Continuous Service terminates prior to the Vesting Date for any reason other than due to Grantee’s Retirement or as specified in subsection (i) and (iii) of the preceding sentence, Grantee shall forfeit all right, title and interest in and to the Units as of the date of such termination and the Units will be reconveyed to the Company without further consideration or any act or action by Grantee. For the avoidance of doubt, if Grantee has a termination of Continuous Service due to Retirement prior to the final Vesting Date, the Units shall remain eligible to vest on the schedule specified on the cover page hereof, on the respective dates specified on the cover page hereof as if Grantee had not incurred a termination of Continuous Service, with such continued vesting subject to the Grantee signing a separation agreement with the Company in the form established by the Company and continuing to comply with the provisions thereof (which may include, among other things, non-competition, non-solicitation, confidentiality and nondisparagement covenants). For purposes of this Certificate, “Retirement” means a Participant’s termination of employment with the Company or an Affiliate after attaining age 65 and with the Committee’s approval where at least 6 months’ notice of termination has been provided by the Participant.

3. Conversion to Shares. Subject to the following sentence, the Units that vest will be converted to actual Shares (one Share per vested Unit) after the Vesting Date as soon as practicable (and no later than 30 days) after the Vesting Date(the “Conversion Date”), provided, however, that if the vesting of the Units occurs as a result of Grantee’s separation from service during a period in which Grantee is a “specified employee” (as defined in Code Section 409A and the regulations thereunder), then, to the extent necessary to avoid the imposition of tax penalties under Code Section 409A, and subject to any permissible acceleration of payment by the Company under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes), the Conversion Date will be delayed until the earlier of Grantee’s death or the first day of the seventh month following Grantee’s separation from service. Shares will be registered on the books of the Company in Grantee’s name as of the Conversion Date and delivered to Grantee as soon as practical thereafter, in certificated or uncertificated form, as Grantee shall direct.

4. Rights as Shareholder. Grantee shall not have voting or any other rights as a shareholder of the Company with respect to the Units. Upon conversion of the Units into shares of Stock, Grantee will obtain full voting and other rights as a stockholder of the Company.

5. Dividend Equivalents. If any dividends or other distributions are paid with respect to the Company’s Stock while the Units are outstanding, the dollar amount or fair market value of such dividends or distributions with respect to the number of shares of Stock then underlying the Units shall be converted into additional Units in Grantee’s name, based on the Fair Market Value of the Stock as of the date such dividends or distributions were payable, and such additional Units shall be subject to the same forfeiture and transfer restrictions and deferral terms as apply to the Units with respect to which they relate. Upon conversion of the Units into shares of Stock at the Conversion Date or any applicable deferral termination date, Grantee will obtain full voting and other rights as a shareholder of the Company.

6. Restrictions on Transfer and Pledge. No right or interest of Grantee in the Units may be pledged, encumbered, or hypothecated or made

LEGAL02/45455677v2

subject to any lien, obligation or liability of Grantee to any other party other than the Company or an Affiliate. The Units may not be sold, assigned, transferred or otherwise disposed of by Grantee other than by will or the laws of descent and distribution.

7. No Right of Continued Service. Nothing in this Certificate shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Grantee’s employment at any time, nor confer upon Grantee any right to continue in employment of the Company or any Affiliate.

8. Payment of Taxes. The Company or any Affiliate employing Grantee has the authority and the right to deduct or withhold, or require Grantee to remit to the employer, an amount sufficient to satisfy federal, state and local taxes (including Grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the vesting or settlement of the Units. Unless the Committee determines otherwise, the withholding requirement shall be satisfied by withholding from the settlement of the Units Shares having a Fair Market Value on the date of withholding equal to the amount required to be withheld for tax purposes.

9. Restrictions on Issuance of Shares. If at any time the Committee shall determine, in its discretion, that registration, listing or qualification of the Shares underlying the Units upon any securities exchange or similar self-regulatory organization or under any federal or state securities law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the settlement of the Units, the Units will not be converted to Shares in whole or in part unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

10. Plan Controls. The terms contained in the Plan shall be and are hereby incorporated into and made a part of this Certificate and this Certificate shall be governed by and construed in accordance with the Plan. Without limiting the foregoing, the terms and conditions of the Units, including the number of shares and the class or series of capital stock which may be delivered upon settlement of the Units, are subject to adjustment as provided in Article 15 of the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Certificate, the provisions of the Plan shall be controlling and determinative.

11. Successors. This Award Certificate shall be binding upon any successor of the Company, in accordance with the terms of this Award Certificate and the Plan.

12. Compensation Recoupment Policy. The Units and any Stock issued thereunder shall be subject to any compensation recoupment policy of the Company that is applicable by its terms to Grantee and to awards of this type.

13. Notices. Notices and communications under this Certificate must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to Astec Industries, Inc., 1725 Shepherd Road, Chattanooga, Tennessee 37421; Attention: LTIP Plan Administrator, or any other address designated by the Company with notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.

LEGAL02/45455677v2